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                                                                         Exhibit
                              EMPLOYMENT AGREEMENT


        This Agreement is effective as of the 1st day of June, 1997, by and between Richard DeCoste (hereinafter referred to as "Employee"), and Decora, Incorporated (dba Decora Manufacturing), a Delaware Corporation, (hereinafter referred to as "Employer").


                                 RECITALS


        WHEREAS, Employer desires to engage Employee to perform services on its behalf on a full time basis as an employee under the terms and conditions of this Agreement which, except as otherwise stated herein, shall supersede any other understandings and agreements between the parties concerning employment;

        NOW, THEREFORE, it is mutually agreed as follows:

        1. INCORPORATION OF RECITALS: The parties hereby incorporate by this reference the recitals set forth above.


        2. EMPLOYMENT: Employer hereby employs Employee and Employee hereby accepts employment on the terms and conditions of this Agreement.


        3.     SERVICES:

               (a) Employee shall have the title of Vice President of Operations of Employer which duties shall include, without limitation, the management of all aspects of Employer's manufacturing, including without limitation: production, quality control, purchasing, engineering, scheduling and product development. Each year, Employee shall be responsible for meeting the objectives of Employer's Operating Plan for such year. The Board of Directors of Employer shall be entitled to change Employee's duties at its discretion based upon the needs of Employer.

               (b) Employee agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents, perform to the reasonable satisfaction of Employer all of the duties that may be assigned to him hereunder and shall devote such time to the performance of these duties as may be reasonably necessary therefor.

               (c) During the term of the Agreement, Employee shall be available on a full-time basis, to perform the duties assigned him, in accordance with the prevailing policies of Employer. Expenditures of reasonable amounts of time for personal, business, charitable and other activities shall not be deemed a breach of this Agreement, provided that such activities do not interfere with the services required to be rendered to Employer hereunder.


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               (d) Executive agrees that during the period of his employment,
Executive shall provide services exclusively pursuant to this Agreement, and Executive will not, without the prior written consent of the Company (which consent may be granted or withheld in the sole and absolute discretion of the Company), directly or indirectly:

                      i) plan or organize any business activity competitive with the business or planned business of the Company or its affiliates, or combine, participate, or conspire with other employees of the Company or its affiliates or other persons or entities for the purpose of organizing any such competitive business activity; or

                      ii) divert or take away, or attempt to divert or take away, any of the customers or potential customers of the Company or its affiliates, either for himself or for any other person, firm, partnership, corporation or other business entity.


        4. EMPLOYER'S AUTHORITY: Employee agrees to observe and comply with Employer's rules and regulations as adopted by Employer's board of directors regarding performance of his duties and to carry out and to perform orders, directions, and policies stated by Employer to him periodically, either orally or in writing.


        5. TERM: The term of this Agreement shall be three (3) years (the "Term"). The Term of this Agreement shall, however, in any event, be subject to prior termination as provided hereinbelow in Paragraph 10.


        6.     COMPENSATION:

               (a) Salary. Employer agrees to pay to Employee a base salary of $140,000 per year. Employee's salary shall be reviewed from time to time. Such salary shall be payable in installments in accordance with the general practice of Employer.

               (b) Performance Compensation. For the fiscal year April 1, 1997 to March 31, 1998, the Executive shall be entitled to performance compensation in accordance with the provisions of the Management Performance Incentive Plan and the Salaried Employee Incentive Plan to be adopted by the Compensation Committee of the Board of Directors of Decora Industries, Inc., subject to the reservation by such committee contained in such plans of the right to amend or terminate such Plans.


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        7.     TAXES:

               (a) DEDUCTIONS. All compensation shall be subject to the customary withholding tax and other employment taxes as required with respect to compensation paid by a corporation to an employee.


        8. EMPLOYEE BENEFITS: In addition to the compensation set forth above, Employer agrees to grant Employee the following benefits for the Term:

               (a) An annual vacation with pay of three (3) weeks;

               (b) Sick leave and personal leave with pay in accord with the prevailing policies of Employer;

               (c) Health and medical benefit insurance as granted by Employer to employees performing similar services, except that any waiting period which Employer can waive shall be waived;

               (d) Any other benefits not specifically set forth herein as may be granted by Employer, in its sole and absolute discretion, including without limitation, its 401(k) plan, life insurance and pension plan to employees performing similar services; and

               (e) An automobile allowance of $500 per month.


        9. BUSINESS EXPENSES: Employee may incur, on behalf of and for the convenience of Employer, certain reasonable business expenses including travel and entertainment and other miscellaneous expenses. Expenses of Employee incurred on behalf of Employer, other than personal car expenses will be reimbursed by Employer and it shall be the responsibility of Employee to retain vouchers and other proof of proper expenditures. The decision as to whether an expense incurred by Employee is for the benefit of Employer shall be in the sole discretion of Employer, and all expenses not deemed to be incurred for the benefit of Employer shall be paid by Employee.


        10.    TERMINATION:

               (a) This Agreement shall terminate at the option of the Employer:

                      i) Immediately upon the death or permanent disability of Employee, "permanent disability" being defined as the inability of Employee to perform his duties as required hereunder as a result of physical or mental illness for a continuous period in excess of sixty (60) days.


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                      ii) At the election of the Employer, immediately upon the
dismissal of Employee by the Employer for cause. "Cause", as used in this section, shall include, without limitation, any one or more of the following:

                          (1) The breach by Employee of any material term or
condition of this Agreement after written notice by Employer and failure of Employee to satisfactorily cure the breach within 90 days;

                          (2) The refusal or failure to perform duties assigned
in accordance with the terms of this Agreement, if such refusal shall continue for a 90 day period after written instructions to perform such duties have been given under the authority of the Board of Directors of the Employer;

                          (3) Engaging in one or more acts constituting a
felony;

                          (4) Engaging in one or more acts involving fraud or
serious moral turpitude;

                          (5) Misappropriating Employer's assets or engaging in
gross misconduct materially injurious to the Employer or its affiliates or subsidiaries; or

                          (6) Breach of any trade secrets and confidentiality
agreement with Employer, including without limitation the Trade Secrets and Confidentiality Agreement dated as of the date hereof ("Secrecy Agreement") ;

               (b) The compensation paid upon termination shall be determined as follows:

                      i) In the event of termination of this Agreement prior to completion of the Term as set forth in Paragraph 10(a)(i) or 10(a)(ii), Employee shall be entitled to receive only accrued, but unpaid compensation up to the date of termination.

                      ii) In the event of any other termination of the Agreement prior to the completion of the Term, Employee shall be entitled to receive his compensation and benefits as set forth in this Agreement for the lesser of twelve months from the date of termination or the remainder of the Term.

Employer shall have the option of paying such amount in accordance with its regular payroll practices.


        11. STOCK OPTIONS: Employee shall be granted an option to purchase up to 100,000 shares of Decora Industries, Inc. common stock pursuant to that Stock Option Agreement attached as Exhibit "A". The option shall be exercisable at an exercise price equal


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to $1.00 per share. All such options shall be vested and shall be exercisable for a period of three years.


        12. NOTICE: All notices and demands of every kind shall be personally delivered or sent by first class mail to the parties at their last known address or at such other addresses as either party may designate in writing. Any such notice or demand shall be effective immediately upon personal delivery or five days after deposit in the United States mail, as the case may be.


        13. ARBITRATION: Any claim arising out of this Employment Agreement shall be settled by binding arbitration in New York, New York in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall be an active member of the New York bar. The arbitrator shall prepare an award in writing which shall include factual findings and any legal conclusions on which the decision is based. Judgement upon an award so rendered may be entered in any court having jurisdiction.


        14     REPRESENTATION: Employee acknowledges that he has been advised to retain independent counsel and that he has not been represented by Miller & Holguin.


        15.    MISCELLANEOUS:

               (a) This Agreement shall be governed and construed in accordance with the substantive laws of the State of New York.

               (b) No change in the terms of this Agreement shall be effective unless made in writing and signed by the Employee and a duly authorized representative of Employer.

               (c) A waiver of any term or condition of this Agreement shall not be construed as a general waiver by Employer and Employer shall be free to reinstate any such term or condition with or without notice to the other party.

               (d) Employee's rights and obligations under this Agreement are personal and not assignable.

               (e) This Agreement contains the entire Agreement and understanding between the parties and supersedes all other agreements or understandings between the parties concerning employment, whether oral or written. Neither party has relied on any representations other than those as contained herein. This Agreement shall not affect Employee's existing Option Agreement dated January 11, 1993 by and between Employee and Decora Industries, Inc.


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               (f) This Agreement shall be binding on and inure to the benefit of the heirs, personal representatives, successors, and assigns of the parties; subject, however, to the restrictions on assignment contained herein.

               (g) The paragraph headings used in this Agreement are for reference and convenience only, and shall not in any way limit or amplify the terms and provisions hereof, nor enter into the interpretation of this Agreement.

        IN WITNESS WHEREOF, Employer has caused this Agreement to be signed by their duly authorized officers and Employee has executed this Agreement effective as of the day and year first above written.


EMPLOYER:                                EMPLOYEE:

DECORA MANUFACTURING



By:
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                                         RICHARD DECOSTE
Its:
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